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                                                                Exhibit (10)(f)

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
   AMERICAN GENERAL                                   REQUEST FOR CHANGE IN
   Life Companies                                ALLOCATION OF NET PREMIUMS
                                                   AND MONTHLY DEDUCTIONS**
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AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL), HOUSTON, TEXAS
Variable Universal Life Service Center: P.O. Box 4880, Houston, TX 77210-4880
(800) 340-2765 or Hearing Impaired (TDD) (888) 436-5256 Fax: (713) 620-6653

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
Insured's Name: ________________________________  Policy/Certificate Number: ______________
Primary Owner's S.S. No. or Tax I.D. No.: _________________________________________________
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           INSTRUCTIONS FOR COMPLETING YOUR CHANGE IN ALLOCATION(S):

    A. Parts I, II, and III must be completed entirely for all policies.
    B. Percentages must be zero or a whole number not greater than 100 (i.e., 34%, 33%, & 33%).
    C. Send completed form to the Variable Universal Life Service Center at the address indicated above.
    D. Refer to your prospectus for restrictions and specific information pertaining to Allocations of Premiums and/or Monthly Deductions.
    E. THIS CHANGE IMPACTS PREMIUM AND DEDUCTIONS BUT DOES NOT AFFECT PRIOR CONTRIBUTIONS OR ACCUMULATION.

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I. Please check ONE of the following:

    [_]This NEW ALLOCATION will remain in effect unless I change it by writing to the Company's Variable Universal Life Service Center.

    [_]This PAYMENT ALLOCATION applies only to the enclosed payment. After this payment, allocation percentages for net premiums are to revert back to the percentages in effect immediately before this change.

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
II.  Complete for allocation of PREMIUMS:           **III.  Complete for allocations of MONTHLY DEDUCTIONS:
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
     ----  % to  ----------------  Division/Series          ----   % to  ----------------  Division/Series
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CERTIFICATION: UNDER PENALTIES OF PERJURY, I CERTIFY: (1) THAT THE NUMBER SHOWN
ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER; AND (2) THAT I AM
NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406(A)(1)(C) OF THE INTERNAL
REVENUE CODE.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
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
------------------------------------        ----------------------------------------------
Signature of Owner           Date           Signature of Joint Owner/Assignee        Date
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[_] PLEASE CHECK IF THIS IS AN ADDRESS CHANGE.

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
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        Number & Street             Town or City             State            ZIP Code
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                                                             AGLC101394 Rev0113